Filed pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747

                          Subject to Completion: PROSPECTUS SUPPLEMENT
                          (To Prospectus dated March 27, 2006)
                          Preliminary Prospectus Supplement dated August 4, 2006

Principal Protected Notes

UBS AG $__ NOTES LINKED TO AN INDEX BASKET DUE ON OR ABOUT AUGUST 15, 2011

Issuer (Booking Branch):  UBS AG (Jersey Branch)

Maturity Date:            We currently expect that the Notes will mature on or
                          about August 15, 2011

Term:                     5 Years

Reference Indices:        The Index Basket (the "Basket") will be composed of
                          three indices (the "Reference Indices"). The Reference
                          Indices are as follows:

                          REFERENCE INDICES
                          ------------------------------------------------------
                          S&P 500(R) Index ("S&P Index")
                          Dow Jones EURO STOXX 50(SM) Index
                            ("DJ EURO STOXX Index")
                          Nikkei(R) 225 Index ("Nikkei Index")

Observation Dates:        August 8, 2007; August 8, 2008; August 10, 2009;
                          August 9, 2010; August 8, 2011.

Contingent Coupon:        If, on any Observation Date, the Reference Index
                          Levels for all three Reference Indices equal or exceed
                          90% of their respective Reference Index Starting
                          Levels, you will receive a cash payment of between $0.75 and $0.85 (indicative, to be determined on or about August 7, 2006 (the "trade date")) per $10 principal amount of your Notes. If, on any Observation
                          Date, the Reference Index Level for any one of the Reference Indices equals less than 90% of its respective Reference Index Starting Level, you will not receive a coupon payment for that year.

                          See "Specific Terms of the Notes--Contingent Coupon" on page S-25.

Payment at Maturity:      At maturity, you will receive a cash payment per $10
                          principal amount of your Notes equal to:

                             (i)   $10

                             PLUS

                             (ii)  any applicable payment pursuant to the
                                   Contingent Coupon with respect to the final
                                   Observation Date.

                          See "Specific Terms of the Notes--Payment at Maturity" on page S-26.

Reference Index           For the S&P Index, __, the closing level of the S&P
Starting Level:           Index on the trade date. For the DJ EURO STOXX Index,
                          __, the closing level of the DJ EURO STOXX Index on the trade date. For the Nikkei Index, __, the closing level of the Nikkei Index on the trade date.

Reference Index Level:    For any Reference Index, the Reference Index Level
                          with respect to any Observation Date is the closing level of that Reference Index on that Observation
                          Date.

                          See "What are the steps to calculate the Contingent Coupon and payment at maturity" on page S-4 for information concerning the calculation of the return on the Notes.

No Listing:               The Notes will not be listed or displayed on any
                          securities exchange, the Nasdaq National Market System or any electronic communications network.

CUSIP Number:             __

SEE "RISK FACTORS" BEGINNING ON PAGE S-7 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note .................   100%             2.75%           97.25%
Total ....................

UBS INVESTMENT BANK        UBS FINANCIAL SERVICES INC.                [UBS LOGO]

Prospectus Supplement dated August __, 2006

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Notes are medium-term notes issued by UBS, offering full principal protection and the potential for a coupon payment equivalent to between 7.50% and 8.50% (indicative, to be determined on the trade date) per annum. The return on the Notes is linked to the payment of the Contingent Coupon, which in turn is based on the performance of three indices (each a "Reference Index" and together, the "Reference Indices").

The Reference Indices are set forth below:

            REFERENCE INDICES
            ---------------------------------------------------------
            S&P 500(R) Index ("S&P Index")
            Dow Jones EURO STOXX 50(SM) Index ("DJ EURO STOXX Index") Nikkei(R) 225 Index ("Nikkei Index")

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index is based on the aggregate market value of 500 companies as of a particular time. The S&P Index is reported by Bloomberg L.P. under the ticker symbol "SPX."

The DJ EURO STOXX Index is a stock index maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The DJ EURO STOXX Index is reported by Bloomberg L.P. under ticker symbol "SX5E."

The Nikkei Index is a price-weighted stock index calculated, published and disseminated by Nihon Keizar Shimbun, Inc. that measures the composite price performance of 225 Japanese stocks currently trading on the Tokyo Stock Exchange. The Nikkei Index is reported by Bloomberg L.P. under ticker symbol "NKY."

For further information concerning the Reference Indices, see "The Indices" beginning on page S-13.

If, on any Observation Date, the Reference Index Levels for all three Reference Indices equal or exceed 90% of their respective Reference Index Starting Levels, you will receive a cash payment of between $0.75 and $0.85 (indicative, to be determined on the trade date) per $10 principal amount of your Notes. If, on any Observation Date, the Reference Index Level for any one of the Reference Indices equals less than 90% of that index's Reference Index Starting Level, you will not receive a coupon payment for that year.

At maturity, the cash payment per $10 principal amount of the Notes will be equal to:

     (i)  $10

          PLUS

     (ii) any applicable payment pursuant to the Contingent Coupon with respect to the final Observation Date.

The Notes offer 100% principal protection. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

The "Reference Index Starting Level" with respect to each of the Reference Indices will be the closing level of each of the Reference Indices on the trade date. On any Observation Date, the "Reference Index Level" with respect to each of the Reference Indices will be the closing level of each of the Reference Indices on that Observation Date.

For further information concerning the calculation of the return on the Notes and of the payment at maturity, see "What are the steps to calculate the Contingent Coupon and payment at maturity?" on page S-4, "Specific Terms of the Notes--Contingent Coupon" on page S-25 and "Specific Terms of the Notes--Payment at Maturity" on page S-26.

SELECTED PURCHASE CONSIDERATIONS

> POTENTIAL FOR ANNUAL RETURNS--In any year during the term of the Notes, the Notes provide the opportunity to receive a coupon payment equivalent to between a 7.50% and 8.50% (indicative, to be determined on the trade date) return on your principal per annum if, on an annual Observation Date, the closing levels of all of the Reference Indices equal or exceed 90% of their respective closing levels on the trade date.

> PRESERVATION OF CAPITAL--You will receive at least $10 per $10 principal amount of your Notes if you hold the Notes to maturity, regardless of the performance of the Reference Indices.

> MINIMUM INVESTMENT--Your minimum investment is 10,000 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-7.

> PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--You should be willing to hold your Notes to maturity. You will be entitled to receive at least the full principal amount of your Notes only if you hold your Notes to maturity. The market value of the Notes may fluctuate between the date you purchase them and August 8, 2011 (the "final valuation date"). If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a loss.

> MARKET RISK--Amounts payable on the Notes and their market value will depend on the performance of the Reference Indices and the appreciation or depreciation in the levels of all of the Reference Indices on each of the Observation Dates relative to the trade date.

> INTEREST PAYMENTS ARE CONTINGENT--In any year during the term of the Notes, you will not receive any coupon payment if, on the Observation Date occurring during that year, the Reference Index Level for any one of the Reference Indices equals less than 90% of that index's Reference Index Starting Level. You will not receive any dividend payments or other distributions on the securities included in the S&P Index (the "S&P Index Constituent Stocks"), the DJ EURO STOXX Index (the "DJ EURO STOXX Index Constituent Stocks") and the Nikkei Index (the "Nikkei Index Constituent Stocks"), and together with the S&P Index Constituent Stocks, the DJ EURO STOXX Index Constituent Stocks and the Nikkei Index Constituent Stocks, the "Basket Constituent Stocks").

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market will develop for the Notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You seek an investment with a return linked to the performance of the Reference Indices.

> You seek an investment that offers full principal protection on the Notes when held to maturity.

>    You are willing to hold the Notes to maturity.

> You seek the potential for current income from this investment of between 7.50% and 8.50% (to be determined on the trade date).

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You do not seek exposure to any of the U.S., European or Asian equity markets.

>    You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You do not seek the potential for current income from your investments.

>    You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

The tax treatment of the Notes for United States federal income tax purposes will depend upon whether or not it is reasonably expected that the return on the Notes during the first half of the Notes' term will be significantly greater or less than the return on the Notes during the second half of the Notes' term. We believe that it would be reasonable to take the position that it is not reasonably expected that the return on the Notes during the first half of the Notes' term will be significantly greater or less than the return on the Notes during the second half of the Notes' term, and intend to report payments on the Notes in accordance with such position. Assuming that such position is correct, in the opinion of our counsel, Sullivan & Cromwell LLP, your Notes should be treated as a variable rate debt instrument for United States federal income tax purposes and you should be subject to tax on Contingent Coupon payments as ordinary income at the time you receive or accrue such payments, depending on your method of accounting for tax purposes. If the Internal Revenue Service successfully disagrees with the position that it is not reasonably expected that the return on the Notes during the first half of the Notes' term will be significantly greater or less than the return on the Notes during the second half of the Notes' term, the Notes would likely be treated as a debt instrument subject to the special rules governing contingent debt instruments, as described under "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations--Alternative Treatment" on page S-34. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt investment with other terms and conditions similar to your Notes.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including tax consequences applicable to non-United States persons and persons who purchase the Notes in the secondary market, please see the discussion under "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" beginning on page S-33.

WHAT ARE THE STEPS TO CALCULATE THE CONTINGENT COUPON AND PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the Contingent Coupon and the payment at maturity on the Notes.

Step 1: Determine the Reference Index Starting Level and the Reference Index
----------------------------------------------------------------------------
Level for each of the S&P Index, the DJ EURO STOXX Index and the Nikkei Index.
------------------------------------------------------------------------------

The "Reference Index Level" for each of the Reference Indices with respect to any Observation Date is the closing level of that Reference Index on that Observation Date.

The "Reference Index Starting Level" for each of the Reference Indices is as follows:

The Reference Index Starting Level for the S&P Index is __, the closing level of the S&P Index on the trade date.

The Reference Index Starting Level for the DJ EURO STOXX Index is __, the closing level of the DJ EURO STOXX Index on the trade date.

The Reference Index Starting Level for the Nikkei Index is __, the closing level of the Nikkei Index on the trade date.

Step 2: Determine whether the Contingent Coupon is payable with respect to an
-----------------------------------------------------------------------------
Observation Date.
-----------------

On each Observation Date, compare the Reference Index Level for each of the Reference Indices to the Reference Index Starting Level for that Reference Index.

If, on an Observation Date, the Reference Index Levels for all three Reference Indices equal or exceed 90% of their respective Reference Index Starting Levels, the Contingent Coupon is payable with respect to that Observation Date and you will receive a cash payment of between $0.75 and $0.85 (indicative, to be determined on the trade date) per $10 principal amount of your Notes.

If, on an Observation Date, the Reference Index Level for any one of the Reference Indices equals less than 90% of that index's Reference Index Starting Level, the Contingent Coupon is not payable with respect to that Observation Date and you will not receive a coupon payment for that year.

Step 3: Calculate the Payment at Maturity.
------------------------------------------

The final valuation date is the same date as the final Observation Date. At maturity, the cash payment per $10 principal amount of the Notes will be equal to:

     (i)  $10

          PLUS

     (ii) any applicable payment pursuant to the Contingent Coupon with respect to the final Observation Date.

The Notes offer 100% principal protection. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

HYPOTHETICAL EXAMPLES OF HOW THE NOTES PERFORM ON THE OBSERVATION DATES AND AT MATURITY

The examples below are based on the following assumptions:
--------------------------------------------------------------------------------
  Principal amount of the Notes:        $10.00

  Contingent Coupon:                    8.00% per annum (indicative, to be
                                        determined on the trade date) on any
                                        Observation Date when all three
                                        Reference Indices are at or above 90% of their respective Reference Index
                                        Starting Levels.

  Observation Dates:                    August 8, 2007; August 8, 2008;
                                        August 10, 2009; August 9, 2010;
                                        August 8, 2011

  Principal Protection:                 100% at maturity

  Term:                                 5 years
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  EXAMPLE 1

                                        Dow Jones
                             S&P 500    Euro Stoxx    Nikkei 225
                               Index     50 Index        Index          Coupon
                             -----------------------------------       --------

   Reference Index Starting    1000         3000         15000
   Level (to be determined
   on the trade date)
   Observation Dates
   August 8, 2007              1100         3100         16000             8%
   August 8, 2008              1200         3200         17000             8%
   August 10, 2009             1300         3300         18000             8%
   August 9, 2010              1400         3400         19000             8%
   August 8, 2011              1500         3500         20000             8%
                                                                      --------
                                   Sum of Annual Contingent Coupons:      40%

   This example shows a scenario where all three Reference Indices rise above 90% of their respective Reference Index Starting Levels on each Observation Date throughout the term of the Notes. Therefore, Investors will receive all five Contingent Coupons during the term of the Notes, totaling $1,400 per $10 invested (a 40% total return or 8.00% per annum).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   EXAMPLE 2

                                        Dow Jones
                             S&P 500    Euro Stoxx    Nikkei 225
                               Index     50 Index        Index          Coupon
                             -----------------------------------       --------
   Reference Index Starting    1000         3000         15000
   Level (to be determined
   on the trade date)
   Observation Dates
   August 8, 2007               800         2600         13000             0%
   August 8, 2008               700         2500         12000             0%
   August 10, 2009              600         2400         11000             0%
   August 9, 2010               500         2300         10000             0%
   August 8, 2011               400         2200          9900             0%
                                                                       --------
                                   Sum of Annual Contingent Coupons:       0%

   This example shows a scenario where all three Reference Indices fall below 90% of their respective Reference Index Starting Levels on each Observation Date throughout the term of the Notes. Therefore, Investors will receive none of the Contingent Coupons during the term of the Notes and receive their full $10 principal amount at maturity (a 0% total return).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   EXAMPLE 3

                                        Dow Jones
                             S&P 500    Euro Stoxx    Nikkei 225
                               Index     50 Index        Index          Coupon
                             -----------------------------------       --------
   Reference Index Starting    1000         3000         15000
   Level (to be determined
   on the trade date)
   Observation Dates
   -----------------
   August 8, 2007               950         3100         15500              8%
   August 8, 2008               890         3500         15750              0%
   August 10, 2009             1100         3300         14750              8%
   August 9, 2010              1200         2900         14000              8%
   August 8, 2011              1300         2600         13750              0%
                                                                       --------
                                   Sum of Annual Contingent Coupons:       24%

   This example shows scenarios where all three Reference Indices exceeed 90% of their respective Reference Index Starting Levels on only three of the five Observation Dates throughout the term of the Notes, totaling $1,240 per $10 invested (a 24% total return or 4.40% per annum).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Risk Factors

The return on the Notes is linked to the performance of the S&P 500(R) Index (the "S&P Index"), the Dow Jones EURO STOXX 50(R) Index (the "DJ EURO STOXX Index") and the Nikkei(R) 225 Index (the "Nikkei Index"), and together with the S&P Index, the DJ EURO STOXX Index and the Nikkei Index, the "Reference Indices"). Investing in the Notes is not equivalent to a direct investment in the Reference Indices. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY. YOUR PRINCIPAL IS PROTECTED ONLY IF YOU HOLD YOUR NOTES TO MATURITY.

You will receive at least the minimum payment of 100% of the principal amount of your Notes if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your Notes sold. You should be willing to hold your Notes to maturity.

THE BASKET IS COMPOSED OF THE THREE REFERENCE INDICES; THE PAYMENT OF THE CONTINGENT COUPON IS DEPENDENT UPON THE PERFORMANCE OF ALL THREE REFERENCE INDICES.

The return on the Notes in any year during their term is dependent upon the payment of the Contingent Coupon, which in turn is based on the performance of all three Reference Indices. In any year during the term of the Notes, the Contingent Coupon will not be paid for that year if, on the Observation Date occurring during that year, the Reference Index Level for any one of the Reference Indices equals less than 90% of that index's Reference Index Starting Level. The Reference Index Level for all three of the Reference Indices must equal or exceed 90% of the relevant Reference Index Starting Level on an Observation Date for you to receive a coupon payment for that year. For example, even if the Reference Index Levels for the DJ EURO STOXX Index and the Nikkei Index each rise to 150% of their respective Reference Index Starting Levels on an Observation Date, no coupon payment for that year will be made if the Reference Index Level for the S&P Index is less than 90% of the Reference Index Starting Level for the S&P Index on that Observation Date.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS.

The return on your Notes will not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the amount of the Contingent Coupon, even if paid, is fixed at between 7.50% and 8.50% (indicative, to be determined on the trade date) and does not change based upon the performance of the Basket Constituent Stocks. Furthermore, the Contingent Coupon will not be paid for any year during the term of the Notes in which the Reference Index Level of any one of the Reference Indices equals less than 90% of the respective Reference Index Starting Level on the Observation Date occurring during that year. Therefore, you will not receive a coupon payment with respect to an Observation Date even if the levels of two of the three Reference Indices on that Observation Date relative to the trade date have increased, so long as the level of the remaining Reference Index on that Observation Date relative to the trade date has decreased by more than 10.00%.

Even if the level of the Basket increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of each Reference Index to increase while the market value of the Notes declines.

RISK FACTORS
--------------------------------------------------------------------------------

CHANGES THAT AFFECT THE REFERENCE INDICES THAT COMPOSE THE BASKET WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (the "S&P Index Sponsor") with respect to the S&P Index, STOXX limited (a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange) (the "DJ EURO STOXX Index Sponsor") with respect to the EURO STOXX Index, Nikon Keizai Shimbun, Inc. (the "Nikkei Index Sponsor") with respect to the Nikkei Index (the S&P Index Sponsor", the DJ EURO STOXX Index Sponsor and the Nikkei Index Sponsor are collectively referred to as the "Index Sponsors") concerning the calculation of the Reference Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Reference Index, could affect its respective Reference Index and, therefore, could affect whether the Contingent Coupon is paid for any year during the term of the Notes, and the market value of the Notes prior to maturity. The payment of the Contingent Coupon for any year during the term of the Notes and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Reference Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Reference Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if one or more of the Reference Index Levels is not available on one or more of the Observation Dates because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of the Issuer--may determine the relevant Reference Index Level or fair market value of the Notes--and, thus, whether the Contingent Coupon is paid for that year--in a manner it considers appropriate, in its sole discretion.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not receive principal protection.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the level of the Reference Indices on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of each Reference Index (I.E., the frequency and magnitude of changes in the level of each Reference Index);

> the composition of each Reference Index and changes to its constituent stocks;

>    the market prices of the Basket Constituent Stocks;

RISK FACTORS
--------------------------------------------------------------------------------

> the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Notes, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Reference Index, and therefore affect the market value of the Notes);

> the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

> interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

>    the time remaining to the maturity of the Notes;

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory, or judicial events that affect the levels of the Reference Indices or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

>    the creditworthiness of UBS.

HISTORICAL PERFORMANCE OF THE REFERENCE INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE REFERENCE INDICES DURING THE TERM OF THE NOTES.

The trading prices of the Basket Constituent Stocks will determine the level of each Reference Index. The historical performance of each Reference Index should not be taken as an indication of the future performance of each Reference Index. As a result, it is impossible to predict whether the level of any Reference Index will rise or fall and therefore whether the Contingent Coupon will be paid for any year during the term of the Notes. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE REFERENCE INDICES, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-31, UBS or its affiliates may hedge their obligations under the Notes by purchasing Basket Constituent Stocks, futures or options on Basket Constituent Stocks or one or more of the Reference Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Reference Indices, and they may adjust these hedges by, among other things, purchasing or selling Basket Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Reference Indices and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in Basket Constituent Stocks and other investments relating to Basket Constituent Stocks or one or more of the Reference Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Basket Constituent Stocks and the levels of one or

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RISK FACTORS
--------------------------------------------------------------------------------

more of the Reference Indices and, therefore, the market value of the Notes and whether the Contingent Coupon will be paid for any year during the term of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Reference Indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Reference Indices and the Basket Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Reference Indices, could be adverse to such holders' interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Reference Indices and, therefore, the market value of the Notes.

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE UNDERLYING ASSETS, INDEX OR INDICES TO WHICH THE NOTES ARE LINKED OR THE MARKET VALUE OF THE NOTES.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have published research or other opinions that calls into question the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying assets, index or indices to which the Notes are linked.

YOU WILL NOT RECEIVE DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS.

You will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of Basket Constituent Stocks may have.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-13) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Reference Index. If the Index Sponsors discontinue or suspend the calculation of their respective Reference Index, it may become difficult to determine the market value of

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RISK FACTORS
--------------------------------------------------------------------------------

the Notes or whether the Contingent Coupon will be paid for any year during the term of the Notes. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Reference Index exists, whether the Contingent Coupon will be paid for any year during the term of the Notes will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-27 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Reference Indices; Alteration of Method of Calculation" on page S-29. The Index Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about each Index Sponsor and each Reference Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Reference Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Reference Indices and the Index Sponsors.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

UBS's affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine the Reference Index Levels on each Observation Date, and therefore, whether the Contingent Coupon will be paid with respect to each Observation Date. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-30. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Reference Indices has occurred or is continuing on a day when the calculation agent will determine the Reference Index Level for a particular Reference Index. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

SIGNIFICANT ASPECTS OF THE U.S. TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the U.S. Tax Treatment of the Notes are uncertain. We do not intend to seek a ruling from the IRS regarding the treatment of the Notes. Please see "Supplemental Tax Considerations--Supplemental U.S. Tax Consideration" beginning on page S-33 for more information.

THE CALCULATION AGENT CAN POSTPONE THE CALCULATION OF THE REFERENCE INDEX LEVEL FOR A PARTICULAR REFERENCE INDEX OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON AN OBSERVATION DATE.

The determination of the Reference Index Levels for the Reference Indices with respect to a given Observation Date (the last of which is the same date as the final valuation date) may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on that Observation Date for one or more of the Reference Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Reference Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will an Observation Date (including the final Observation Date, which is the same date as the final valuation date) be postponed by more than ten business days. As a result, if the final valuation date were postponed, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Reference Index Levels for the Reference Indices is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Reference Index Levels will be determined by the calculation agent. In such an

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RISK FACTORS
--------------------------------------------------------------------------------

event, the calculation agent will make a good faith estimate in its sole discretion of the Reference Index Levels that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-27.

THE REFERENCE INDEX LEVELS FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE REFERENCE INDICES.

Although some of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the levels of the Reference Indices on the Observation Dates will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Reference Index Levels. The payment of the Contingent Coupons, and therefore the return on the Notes, will be based solely upon the Reference Index Levels. See "Specific Terms of the Notes--Contingent Coupon" on page S-25.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

Some of the Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. securities markets are subject to political, economic, financial and social factors that may apply in that geographical region. These factors, which could negatively affect the securities markets of countries in the region, include the possibility of recent or future changes in the economic and fiscal policies of governments in the region, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to companies or investments in equity securities in non-U.S. countries, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain non-U.S. countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

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--------------------------------------------------------------------------------


The Indices

THE S&P 500(R) INDEX

We have derived all information regarding the S&P 500(R) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time (the "Index Constituent Stocks") compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of July 31, 2006, 424 companies or 86.7% of the Index by market capitalization traded on the New York Stock Exchange, 76 companies or 13.3% of the Index by market capitalization traded on The Nasdaq Stock Market, and 0 companies or 0.0% of the Index by market capitalization traded on the American Stock Exchange. As of July 31, 2006, the Index represented approximately 74% of the market value of S&P's internal database of over 6,956 equities. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of over 6,956 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (85), Consumer Staples (39), Energy (30), Financials (87), Health Care (56), Industrials (53), Information Technology (79), Materials (30), Telecommunication Services (10) and Utilities (31). S&P may, from time to time, in its sole discretion, add companies to or delete companies from the Index to achieve the objectives stated above.

COMPUTATION OF THE INDEX

S&P currently computes the Index as of a particular time as follows:

> the product of the market price per share and the number of then outstanding shares of each component stock, adjusted as described below, is determined as of that time (referred to as the "market value" of that stock);

>    the market values of all component stocks as of that time are aggregated;

> the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

> the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

> the current aggregate market value of all component stocks is divided by the base value; and

>    the resulting quotient, expressed in decimals, is multiplied by ten.

Prior to March 2005, the market value of a component stock was calculated as the product of the market

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THE INDICES
--------------------------------------------------------------------------------

price per share and the total number of outstanding shares of the component stock. In September 2004, S&P announced that it would transition to using a "float-adjusted" number of shares to calculate the Index, meaning that, with respect to each component stock, only the number of shares of such stock available to investors, rather than all of the outstanding shares, would be used to determine the component stock's market value. S&P stated that the transition to float adjustment would take place in two steps. The first step took place in March 2005, when S&P began calculating market value as the product of the market price per share and the average of the number of outstanding shares and the float-adjusted number of shares of a component stock. The second step took place in September 2005, when S&P began using only the float-adjusted number of shares to calculate market value.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

>    the issuance of stock dividends;

> the granting to shareholders of rights to purchase additional shares of stock;

>    the purchase of shares by employees pursuant to employee benefit plans;

>    consolidations and acquisitions;

> the granting to shareholders of rights to purchase other securities of the issuer;

>    the substitution by S&P of particular component stocks in the Index; or

>    other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                                New Market Value
               Old Base Value x ---------------- = New Base Value
                                Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. S&P does not guarantee the accuracy or the completeness of the Index or any data included in the Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

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THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE S&P 500(R) INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on August 3, 2006 was 1280.27. The actual Reference Index Starting Level for the Index will be the closing level of the Index on the trade date.

The graph below illustrates the performance of the Index from January 29, 1988 through August 3, 2006.

        [The table below represents a line chart in the printed report.]

1988   257.07    1992   408.79   1996   636.02    2000  1394.46    2004  1131.13
       267.82            412.7          640.43          1366.42          1144.94
       258.89           403.69           645.5          1498.58          1126.21
       261.33           414.95          654.17          1452.43           1107.3
       262.16           415.35          669.12           1420.6          1120.68
        273.5           408.14          670.63           1454.6          1140.84
       272.02           424.22          639.95          1430.83          1101.72
       261.52           414.03          651.99          1517.68          1104.24
       271.91            417.8          687.31          1436.51          1114.58
       278.97           418.68          705.27           1429.4           1130.2
        273.7           431.35          757.02          1314.95          1173.82
       277.72           435.71          740.74          1320.28          1211.92
       297.47           438.78          786.16          1366.01          1181.27
       288.86           443.38          790.82          1239.94           1203.6
       294.87           451.67          757.12          1160.33          1180.59
       309.64           440.19          801.34          1249.46          1156.85
       320.52           450.19          848.28          1255.82           1191.5
       317.98           450.53          885.14          1224.42          1191.33
       346.08           448.13          954.29          1211.23          1234.18
       351.45           463.56          899.47          1133.58          1220.33
       349.15           458.93          947.28          1040.94          1228.81
       340.36           467.83          914.62          1059.78          1207.01
       345.99           461.79           955.4          1139.45          1249.48
        353.4           466.45          970.43          1148.08          1248.29
1990   329.08    1994   481.61   1998   980.28    2002   1130.2    2006  1280.08
       331.89           467.14         1049.34          1106.73          1280.66
       339.94           445.77         1101.75          1147.39          1294.83
        330.8           450.91         1111.75          1076.92          1310.61
       361.23           456.51         1090.82          1067.14          1270.09
       358.02           444.27         1133.84           989.82           1270.2
       356.15           458.26         1120.67           911.62          1276.66
       322.56            475.5          957.28           916.07          1280.27
       306.05           462.71         1017.01           815.28
          304           472.35         1098.67           885.76
       322.22           453.69         1163.63           936.31
       330.22           459.27         1229.23           879.82
       343.93           470.42         1279.64            855.7
       367.07           487.39         1238.33           841.15
       375.22           500.71         1286.37           848.18
       375.34           514.71         1335.18           916.92
       389.83            533.4         1301.84           963.59
       371.16           544.75         1372.71            974.5
       387.81           562.06         1328.72           990.31
       395.43           561.88         1320.41          1008.01
       387.86           584.41         1282.71           995.97
       392.45            581.5         1362.93          1050.71
       375.22           605.37         1388.91           1058.2
       417.09           615.93         1469.25          1111.92

Source: Bloomberg L.P.


LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to UBS or the Notes. S&P has no obligation to take the needs of UBS or the owners of the Notes into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing

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THE INDICES
--------------------------------------------------------------------------------

or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes.

THE DOW JONES EURO STOXX 50(SM) INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50(SM) Index (the "DJ EURO STOXX Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "DJ EURO STOXX Index Sponsor"). The DJ EURO STOXX Index Sponsor owns the copyright and all other rights to the DJ EURO STOXX Index. The DJ EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the DJ EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The DJ EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The DJ EURO STOXX Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector indices. The Dow Jones EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 17 European countries. The DJ EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The DJ EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones STOXXTMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the DJ EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the DJ EURO STOXX Index Sponsor's Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the DJ EURO STOXX Index ranked between 41 and 60 are added as DJ EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are

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THE INDICES
--------------------------------------------------------------------------------

added until the DJ EURO STOXX Index contains 50 stocks. The DJ EURO STOXX Index composition is reviewed annually in September and is subject to change.

The DJ EURO STOXX Index is weighted by free-float market capitalization. Each component's weight is capped at 10% of the DJ EURO STOXX Index's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the DJ EURO STOXX Index Constituent Stocks.

The DJ EURO STOXX Index is denominated in Euros. The Reference Index Starting Level and the Reference Index Level for the DJ EURO STOXX Index will be calculated based on the closing levels of the DJ EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol "SX5E."

STOCKS INCLUDED IN THE DJ EURO STOXX INDEX

According to publicly available information as of August 3, 2006, securities comprising the DJ EURO STOXX Index (the "DJ EURO STOXX Index Constituent Stocks") consist of the companies listed below. The weighting of each of the DJ EURO STOXX Index Constituent Stocks within the DJ EURO STOXX Index is also provided.

NAME                                     SECTOR                       % WEIGHT
-------                                 ---------                    -----------
Total SA                                Energy                          6.48%
Sanofi-Aventis                          Consumer, Non-cyclical          4.03%
Banco Santander Central Hispano SA      Financial                       3.91%
BNP Paribas                             Financial                       3.62%
E.ON AG                                 Utilities                       3.50%
UniCredito Italiano SpA                 Financial                       3.34%
Nokia OYJ                               Communications                  3.32%
ING Groep NV                            Financial                       3.30%
ENI SpA                                 Energy                          3.17%
Telefonica SA                           Communications                  3.10%
Banco Bilbao Vizcaya Argentaria SA      Financial                       3.03%
Siemens AG                              Industrial                      2.80%
Allianz AG                              Financial                       2.68%
Societe Generale                        Financial                       2.58%
AXA SA                                  Financial                       2.58%
Deutsche Bank AG                        Financial                       2.40%
ABN AMRO Holding NV                     Financial                       2.13%
Suez SA                                 Utilities                       2.02%
DaimlerChrysler AG                      Consumer, Cyclical              1.99%
Fortis                                  Financial                       1.95%
Deutsche Telekom AG                     Communications                  1.82%
RWE AG                                  Utilities                       1.73%
BASF AG                                 Basic Materials                 1.71%
Unilever NV                             Consumer, Non-cyclical          1.67%
SAP AG                                  Technology                      1.65%
Koninklijke Philips Electronics NV      Industrial                      1.64%
Assicurazioni Generali SpA              Financial                       1.63%
Vivendi                                 Communications                  1.61%
Carrefour SA                            Consumer, Non-cyclical          1.58%
Enel SpA                                Utilities                       1.55%
France Telecom SA                       Communications                  1.54%
Bayer AG                                Basic Materials                 1.48%
Groupe Danone                           Consumer, Non-cyclical          1.37%
Endesa SA                               Utilities                       1.27%
Telecom Italia SpA                      Communications                  1.23%

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--------------------------------------------------------------------------------

NAME                                     SECTOR                       % WEIGHT
-------                                 ---------                    -----------
Muenchener Rueckversicherungs AG        Financial                       1.22%
Iberdrola SA                            Utilities                       1.20%
Repsol YPF SA                           Energy                          1.15%
Credit Agricole SA                      Financial                       1.14%
LVMH Moet Hennessy Louis Vuitton SA     Diversified                     1.08%
L'Oreal SA                              Consumer, Non-cyclical          1.05%
Cie de Saint-Gobain                     Industrial                      1.04%
Aegon NV                                Financial                       1.00%
Air Liquide                             Basic Materials                 0.99%
Allied Irish Banks PLC                  Financial                       0.97%
Renault SA                              Consumer, Cyclical              0.90%
Sanpaolo IMI SpA                        Financial                       0.81%
Lafarge SA                              Industrial                      0.81%
Alcatel SA                              Communications                  0.65%
Koninklijke Ahold NV                    Consumer, Non-cyclical          0.59%

HISTORICAL CLOSING LEVELS OF THE DJ EURO STOXX INDEX

Since its inception, the DJ EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the DJ EURO STOXX Index during any period shown below is not an indication that the value of the DJ EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the DJ EURO STOXX Index do not give an indication of the future performance of the DJ EURO STOXX Index. UBS cannot make any assurance that the future performance of the DJ EURO STOXX Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the DJ EURO STOXX Index as of August 3, 2006 was 3667.91. The actual Reference Index Starting Level for the DJ EURO STOXX Index will be the closing level of the DJ EURO STOXX Index on the trade date.

The graph below illustrates the performance of the DJ EURO STOXX Index from January 29, 1988 through August 3, 2006.

        [The table below represents a line chart in the printed report.]

1988   635.95    1992  1045.71    1996  1611.05   2000  4684.48    2004  2839.13
       708.88          1082.35          1595.64         5182.62          2893.18
       701.56          1060.78          1612.24         5249.55          2787.49
       710.55          1085.06          1671.13         5303.95          2787.48
       711.12          1105.18          1673.76         5200.89          2736.83
       760.54          1056.93           1665.9         5145.35          2811.08
       780.03           988.96          1590.93          5122.8          2720.05
       761.63           951.68          1601.43         5175.12          2670.79
       809.03           968.58          1694.51         4915.18           2726.3
       837.84           980.05          1700.54         5057.46          2811.72
       828.32          1012.37          1817.95         4790.08          2876.39
       861.36          1033.51          1850.32         4772.39          2951.24
1989   880.79    1993  1043.55    1997  2005.36   2001   4779.9    2005  2984.59
       852.86          1128.36          2077.22         4318.88          3058.32
       883.82          1140.82          2137.28            4185          3055.73
       901.71          1114.25          2164.68         4525.01           2930.1
       923.42          1113.68          2220.86         4426.24           3076.7
       953.51          1157.58          2398.41         4243.91          3181.54
       997.91          1236.14          2674.83         4091.38          3326.51
       1038.1          1321.88          2407.58         3743.97          3263.78
      1032.57          1285.92          2581.36         3296.66          3428.51
       970.43          1359.41          2331.25         3478.63          3320.15
      1023.52          1326.28          2423.74         3658.27          3447.07
      1098.49          1433.34          2531.99         3806.13          3578.93
1990  1069.92    1994  1456.88    1998  2676.03   2002  3670.26    2006  3691.41
      1048.91          1396.06          2878.04         3624.74          3774.51
      1115.39          1365.74          3153.32         3784.05          3853.74
      1087.94          1427.37          3120.94         3574.23           3839.9
      1116.83          1358.74          3357.77         3425.79          3637.17
      1120.33           1284.6          3406.82         3133.39          3648.92
      1116.48           1373.6          3480.63         2685.79          3691.87
       962.15          1397.12          2978.12         2709.29          3667.91
       845.96          1302.53          2670.97         2204.39
       889.57          1327.67          2887.11         2518.99
       872.81          1323.35          3179.09         2656.85
       858.72          1320.59          3342.32         2386.41
1991   871.77    1995  1296.71    1999  3547.15   2003  2248.17
       959.23          1312.78          3484.24         2140.73
       982.08          1300.13          3559.86         2036.86
      1002.08          1346.68          3757.87         2324.23
      1045.52          1377.67          3629.46         2330.06
      1003.15          1362.52          3788.66         2419.51
      1000.94          1435.52          3638.62         2519.79
      1016.62          1432.86          3769.14         2556.71
         1007           1419.6          3669.71         2395.87
      1003.13          1407.17          3922.91         2575.04
       985.85           1455.1          4314.38         2630.47
         1000          1506.82          4904.46         2760.66

SOURCE: BLOOMBERG L.P.

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--------------------------------------------------------------------------------

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the DJ EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the DJ EURO STOXX Index in connection with the issuance of certain securities, including the Notes.

"Dow Jones EURO STOXX 50(SM)" is a service mark of the DJ EURO STOXX Index Sponsor. The DJ EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the DJ EURO STOXX Index and its service marks for use in connection with the Notes.

The DJ EURO STOXX Index Sponsor does NOT:

>    Sponsor, endorse, sell or promote the Notes.

> Recommend that any person invest in the Notes or any other financial products.

> Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.

> Have any responsibility or liability for the administration, management or marketing of the Notes.

> Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the DJ EURO STOXX Index or have any obligation to do so.

The DJ EURO STOXX Index Sponsor will not have any liability in connection with the Notes. Specifically, the DJ EURO STOXX Index Sponsor does not make any warranty, express or implied, and the DJ EURO STOXX Index Sponsor disclaims any warranty about:

> the results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the DJ EURO STOXX Index and the data included in the DJ EURO STOXX Index;

>    the accuracy or completeness of the DJ EURO STOXX Index or its data;

> the merchantability and the fitness for a particular purpose or use of the DJ EURO STOXX Index or its data;

> the DJ EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the DJ EURO STOXX Index or its data; and

> under no circumstances will the DJ EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the DJ EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the DJ EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

THE NIKKEI(R) 225 INDEX

All information in this prospectus supplement regarding the Nikkei(R) 225 Index (the "Nikkei Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical

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--------------------------------------------------------------------------------

performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All Nikkei Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Nikkei Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each Index Constituent Stock in the Nikkei Index (each such stock, a "Nikkei Index Constituent Stock") by the corresponding weighting factor for that Nikkei Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.29 as of August 3, 2006 and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Constituent Stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Index Constituent Stocks, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the Nikkei Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Nikkei Index Constituent Stocks may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index Constituent Stocks except when a Nikkei Index Constituent Stock is deleted in accordance with the following criteria.

Any Nikkei Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index Constituent Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Nikkei Index Constituent Stock to the Second

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THE INDICES
--------------------------------------------------------------------------------

Section of the TSE. In addition, Nikkei Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a Nikkei Index Constituent Stock from the Nikkei Index Constituent Stocks, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Nikkei Index will be calculated with the Nikkei Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Nikkei Index Constituent Stocks is available from the NKS Economic Electronic Databank System and from the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE NIKKEI INDEX

Since its inception, the Nikkei Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei Index during any period shown below is not an indication that the value of the Nikkei Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the Nikkei Index do not give any indication of the future performance of the Nikkei Index. UBS cannot make any assurance that the future performance of the Nikkei Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Nikkei Index as of August 3, 2006 was 15470.37. The actual Reference Index Starting Level for the Nikkei Index will be the closing level of the Nikkei Index on the trade date.

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THE INDICES
--------------------------------------------------------------------------------

The following graph sets forth the historical performance of the Nikkei Index from January 29, 1988 through August 3, 2006.

        [The table below represents a line chart in the printed report.]

1988  23622.3   1992  22023.1    1996  20812.7    2000  19539.7    2004  10783.6
      25242.8         21338.8          20125.4          19959.5          11041.9
      26260.3         19345.9          21406.8          20337.3          11715.4
      27434.1         17390.7          22041.3          17973.7          11761.8
      27416.7         18347.8          21956.2          16332.5          11236.4
      27769.4         15951.7          22530.8          17411.1          11858.9
      27911.6         15910.3          20692.8          15727.5          11325.8
      27365.9         18061.1          20166.9          16861.3          11081.8
      27923.7         17399.1          21556.4          15747.3          10823.6
      27982.5         16767.4          20466.9          14539.6          10771.4
      29578.9         17683.7          21020.4          14648.5          10899.2
        30159         16924.9          19361.3          13785.7          11488.8
1989  31581.3   1993  17023.8    1997    18330    2001  13843.5    2005  11387.6
      31985.6         16953.3            18557          12883.5          11740.6
      32838.7         18591.4          18003.4          12999.7            11669
      33713.4         20919.2          19151.1          13934.3          11008.9
      34266.8         20552.3          20068.8          13262.1          11276.6
      32948.7           19590            20605            12969            11584
      34953.9         20380.1          20331.4          11860.8          11899.6
      34431.2         21026.6          18229.4          10713.5          12413.6
      35636.8         20105.7          17887.7          9774.68          13574.3
      35549.4           19703          16458.9          10366.3          13606.5
      37268.8         16406.5          16636.3          10697.4          14872.2
      38915.9         17417.2          15258.7          10542.6          16111.4
1990  37188.9   1994  20229.1    1998  16628.5    2002   9997.8    2006  16649.8
        34592         19997.2          16831.7          10587.8          16205.4
      29980.4         19111.9          16527.2          11024.9          17059.7
      29584.8         19725.2          15641.3          11492.5          16906.2
      33130.8         20973.6          15670.8          11763.7          15467.3
      31940.2         20643.9          15830.3          10621.8          15505.2
      31035.7         20449.4            16379          9877.94          15456.8
      25978.4         20628.5          14107.9           9619.3          15470.4
      20983.5         19563.8          13406.4          9383.29
      25194.1         19989.6          13564.5          8640.48
      22454.6         19075.6          14883.7          9215.56
      23848.7         19723.1          13842.2          8578.95
1991  23293.1   1995  18649.8    1999  14499.2    2003  8339.94
      26409.2         17053.4          14367.5          8363.04
        26292           16140          15836.6          7972.71
      26111.2         16806.8          16701.5          7831.42
      25789.6         15436.8          16111.7          8424.51
        23291         14517.4          17529.7          9083.11
      24120.8         16677.5          17861.9          9563.21
      22335.9         18117.2          17436.6          10343.5
      23916.4         17913.1          17605.5            10219
      25222.3         17654.6          17942.1          10559.6
      22687.3         18744.4          18558.2          10100.6
      22983.8         19868.2          18934.3          10676.6

SOURCE: BLOOMBERG L.P.


LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Notes. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Notes.

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THE INDICES
--------------------------------------------------------------------------------

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

"Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Notes.

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--------------------------------------------------------------------------------


Valuation of the Notes

ON AN OBSERVATION DATE. With respect to any Observation Date, you will receive a cash payment of between $0.75 and $0.85 (indicative, to be determined on the trade date) per $10 principal amount of the Notes if, on that Observation Date, the Reference Index Levels for all three Reference Indices equal or exceed 90% of their respective Reference Index Starting Levels.

For further information concerning the determination of whether a Contingent Coupon is payable with respect to any Observation Date, see "Specific Terms of the Notes--Contingent Coupon" on page S-25.

AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Notes equal to:

     (i)  $10

          PLUS

     (ii) any applicable payment pursuant to the Contingent Coupon with respect to the final Observation Date.

For further information concerning the calculation of the payment at maturity, see "Specific Terms of the Notes--Payment at Maturity" on page S-26.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of each Reference Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand, exchange rates, the volatility of the Reference Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-7 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (I.E., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. The payment of the Contingent Coupon in any year is dependent on the performance of a basket (the "Basket"), which is comprised of three equity indices (each a "Reference Index", and together, the "Reference Indices"). The Reference Indices are set forth below:

         REFERENCE INDICES
         --------------------------------------------------------------
         S&P 500(R) Index ("S&P Index")
         Dow Jones EURO STOXX 50(SM) Index ("DJ EURO STOXX Index") Nikkei(R) 225 Index ("Nikkei Index")

CONTINGENT COUPON

The payment of the Contingent Coupon in any year depends upon the Reference Index Levels of each of the Reference Indices on the Observation Date for that year. The Observation Dates are August 8, 2007, August 8, 2008, August 10, 2009, August 9, 2010 and August 8, 2011.

If, on any Observation Date, the Reference Index Levels for all three Reference Indices equal or exceed 90% of their respective Reference Index Starting Levels, you will receive a cash payment of between $0.75 and $0.85 (indicative, to be determined on the trade date) per $10 principal amount of your Notes. If, on any Observation Date, the Reference Index Level for any one of the Reference Indices equals less than 90% of that index's Reference Index Starting Level, you will not receive a coupon payment for that year.

The "Reference Index Level" for each of the Reference Indices with respect to any Observation Date is the closing level of that Reference Index on that Observation Date.

The "Reference Index Starting Level" for each of the Reference Indices is as follows:

     The Reference Index Starting Level for the S&P Index is __, the closing level of the S&P Index on the trade date.

     The Reference Index Starting Level for the DJ EURO STOXX Index is __, the closing level of the DJ EURO STOXX Index on the trade date.

     The Reference Index Starting Level for the Nikkei Index is __, the closing level of the Nikkei Index on the trade date.

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SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

DENOMINATIONS

Your minimum investment is 10,000 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $100,000). Purchases in excess of the minimum amount may be made in intervals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Notes.

PAYMENT AT MATURITY

At maturity, the cash payment per $10 principal amount of the Notes will be equal to:

     (i)  $10

          PLUS

     (ii) any applicable payment pursuant to the Contingent Coupon with respect to the final Observation Date.

The Notes offer 100% principal protection. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

OBSERVATION DATES

The Observation Dates will be each of August 8, 2007, August 8, 2008, August 10, 2009, August 9, 2010 and August 8, 2011 (the final valuation date), unless the calculation agent determines that a market disruption event occurs or is continuing on such day. In that event, the affected Observation Date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an Observation Date for the notes be postponed by more than ten business days.

CONTINGENT COUPON SETTLEMENT DATES

If a Contingent Coupon is payable with respect to any Observation Date except for the final Observation Date, the contingent coupon settlement date will be the fifth business day following that Observation Date. If the fifth business day before this applicable day does not qualify as an Observation Date as determined in accordance with "--Observation Dates" above, then the contingent coupon settlement date will be the fifth business day following such applicable Observation Date. If a Contingent Coupon is payable with respect to the final Observation Date, the contingent coupon settlement date will be the maturity date. The calculation agent may postpone an Observation Date--and therefore a contingent coupon settlement date--if a market disruption even occurs or is continuing on a day that would otherwise be an Observation Date. We describe market disruption events under "--Market Disruption Event" below.

MATURITY DATE

The maturity date will be on or about August 15, 2011 (a term of five years), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

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SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

FINAL VALUATION DATE

The final valuation date will be on or about August 8, 2011 (the same date as the final Observation Date), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Reference Index Levels on each Observation Date, the last of which is the final valuation date. As described above, each Observation Date and the final valuation date may be postponed, and thus the determination of the Reference Index Levels may be postponed if the calculation agent determines that, on an Observation Date or on the final valuation date, a market disruption event has occurred or is continuing for one or more of the Reference Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Reference Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Reference Index Levels be postponed by more than ten business days.

If the determination of the Reference Index Levels is postponed to the last possible day, but a market disruption event for one or more of the Reference Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Reference Index Levels will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Reference Index Levels that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Reference Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Reference Indices or a material number of Basket Constituent Stocks in the relevant Reference Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> one or more of the Reference Indices are not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more of the Reference Indices or any Basket Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to a Reference Index or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

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SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE REFERENCE INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Reference Index and it or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the particular Reference Index and approves such substitute index as a successor index, then the calculation agent will determine the applicable Reference Index Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more of the Reference Indices are discontinued and that there is no successor index on any date when the level of the particular Reference Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Reference Index.

If the calculation agent determines that the securities included in the Reference Indices or the method of calculating a Reference Index have changed at any time in any respect that causes the Reference Index not to fairly represent the level of the Reference Index had such changes not been made or that otherwise affects the calculation of the applicable Reference Index Level, whether the Contingent Coupon is payable with respect to an Observation Date or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Reference Index that it believes are appropriate to ensure that the applicable Reference Index Level used to determine whether the Contingent Coupon is payable with respect to an Observation Date or the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Reference Index Levels, the amount payable at maturity or otherwise relating to the level of the Reference Indices may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes on a contingent coupon settlement date or at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Reference Index Starting Levels, the Reference Index Levels and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more of the Reference Indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on Basket Constituent Stocks or one or more of the Reference Indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of Basket Constituent
     Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any Reference Index or the value of the Basket Constituent Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>    any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Basket Constituent Stocks, listed or over-the-counter options or futures on Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Reference Index or other components of U.S., European or Asian equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-7 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF MARCH 31, 2006 (UNAUDITED)                                   CHF       USD
--------------------------------------------------------------------------------
                                                                 (IN MILLIONS)
Debt
  Debt issued(1) ...........................................   296,632   227,316
                                                               -------   -------
  Total Debt ...............................................   296,632   227,316
Minority Interest(2) .......................................     5,571     4,269
Shareholders' Equity .......................................    47,850    36,669
                                                               -------   -------
Total capitalization .......................................   350,053   268,254
                                                               =======   =======

----------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON THE REMAINING MATURITIES.

(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76632.

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--------------------------------------------------------------------------------


Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. This discussion applies to you only if you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

>    a dealer in securities,

> a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

>    a bank,

>    a life insurance company,

>    a tax-exempt organization,

> a person that owns Notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

> a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

The tax treatment of the Notes for United States federal income tax purposes will depend upon whether or not it is reasonably expected that the return on the Notes during the first half of the Notes' term will

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SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

be significantly less than the return on the Notes during the second half of the Notes' term. We believe that it would be reasonable to take the position that it is not reasonably expected that the return on the Notes during the first half of the Notes' term will be significantly greater or less than the return on the Notes during the second half of the Notes' term, and intend to report payments on the Notes in accordance with such position. Assuming that such position is correct, in the opinion of our counsel, Sullivan & Cromwell LLP, your Notes should be treated as a variable rate debt instrument for United States federal income tax purposes and you should be subject to tax on Contingent Coupon payments as ordinary income at the time you receive or accrue such payments, depending on your method of accounting for tax purposes.

You will generally recognize capital gain or loss on the sale or retirement of your Notes equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your adjusted basis in your Notes. In general, your adjusted basis in your Notes will be equal to the amount you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

If you are a secondary purchaser of a Note and (i) you purchase your Note for less than its principal amount and (ii) the difference between the Note's principal amount and the price you paid for your note is equal to or greater than 1/4 of 1 percent of your Note's principal amount multiplied by the number of complete years to the note's maturity, then your Note will be treated as a market discount note. In that case, you must treat any gain you recognize on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note. You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

If you purchase your Note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note's yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service.

ALTERNATIVE TREATMENT. If the Internal Revenue Service successfully disagrees with the position that it is not reasonably expected that the return on the Notes during the first half of the Notes' term will be significantly greater or less than the return on the Notes during the second half of the Notes' term, the Notes would likely be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

previously accrued with respect to your Notes, and decreased by any payments you receive with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss. If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules discussed above but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

TREASURY REGULATIONS REQUIRING DISCLOSURE OF REPORTABLE TRANSACTIONS. Recently-promulgated Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the Notes are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

> payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

> the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

>    fails to provide an accurate taxpayer identification number,

> is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

> in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

> the proceeds are transferred to an account maintained by you in the United States,

> the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

> the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Note effected at a foreign office of a broker will be subject to information reporting if the broker is:

>    a United States person,

>    a controlled foreign corporation for United States tax purposes,

> a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

>    a foreign partnership, if at any time during its tax year:

     > one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

     > such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL AND INTEREST

Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are an individual resident in Switzerland for tax purposes and hold the Notes as your private

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

property, you should consult with your own tax advisor. Your interest in the Notes will be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you will be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you will be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 2.50% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

-------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ...........................................    S-1
Risk Factors ............................................................    S-7
The Indices .............................................................   S-13
Valuation of the Notes ..................................................   S-24
Specific Terms of the Notes .............................................   S-25
Use of Proceeds and Hedging .............................................   S-31
Capitalization of UBS ...................................................   S-32
Supplemental Tax Considerations .........................................   S-33
ERISA Considerations ....................................................   S-38
Supplemental Plan of Distribution .......................................   S-39

PROSPECTUS

Introduction ............................................................      3
Cautionary Note Regarding Forward-Looking Statements ....................      5
Incorporation of Information About UBS AG ...............................      7
Where You Can Find More Information .....................................      8
Presentation of Financial Information ...................................      9
Limitations on Enforcement of U.S. Laws Against UBS AG,
  Its Management and Others .............................................     10
Capitalization of UBS ...................................................     10
UBS .....................................................................     11
Use of Proceeds .........................................................     13
Description of Debt Securities We May Offer .............................     14
Description of Warrants We May Offer ....................................     36
Legal Ownership and Book-Entry Issuance .................................     53
Considerations Relating to Indexed Securities ...........................     59
Considerations Relating to Securities Denominated or Payable in
  or Linked to a Non-U.S. Dollar Currency ...............................     62
U.S. Tax Considerations .................................................     65
Tax Considerations Under the Laws
  of Switzerland ........................................................     76
ERISA Considerations ....................................................     78
Plan of Distribution ....................................................     79
Validity of the Securities ..............................................     82
Experts .................................................................     82



[UBS LOGO]



Principal
Protected
Notes


UBS AG $__ NOTES
LINKED TO AN INDEX BASKET
DUE ON OR ABOUT AUGUST 15, 2011






PROSPECTUS SUPPLEMENT


AUGUST __, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)
















UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.